Exhibit 99.1

For Immediate Release

Contact George Rapp

EVP and Chief Financial Officer

609.454.0718

grapp@thebankofprinceton.com

Princeton Bancorp Announces

Third Quarter 2026 Results

Princeton, NJ, October 28, 2026 / - Princeton Bancorp, Inc. (the “Company”) (NASDAQ - BPRN), the bank holding company for The Bank of Princeton (the “Bank”), today reported its unaudited financial condition and results of operations for the quarter and nine months ended September 30, 2026.

President and CEO Edward Dietzler spoke to the quarter results, "During the third quarter, we charged off two previously identified problem loans and recorded an asset write-down related to a future retail consolidation. While these actions reduced reported net income to $1.0 million for the quarter, excluding these non-recurring items, our Bank's core operations generated approximately $7.0 million plus in net income, demonstrating the underlying strength of our franchise."

Quarter over Quarter Highlights

•
Net loans increased by $80.0 million, or 18.1% on an annualized linked-quarter basis
•
Total deposits grew $68.0 million, representing a 14.0% annualized linked-quarter increase
•
Total assets expanded by $57.3 million, or 10.1% annualized from the prior quarter
•
Increased quarterly dividend $0.05 or 14.2%, signaling Board and management confidence in sustained earnings performance

The Company reported net income of $1.0 million, or $0.15 per diluted common share, for the third quarter of 2026, compared to $7.1 million, or $1.04 per diluted common share, for the second quarter of 2026, and net income of $6.5 million, or $0.95 per diluted common share, for the third quarter of 2025. The decrease in net income for the third quarter of 2026 when compared to the second quarter of 2026 was primarily due to an increase in the provision for credit losses of $8.0 million primarily related to the charge-off of two commercial real estate loans, which was partially offset by a decrease in non-interest expense of $105 thousand, and a decrease in income tax expense of $1.8 million. The decrease in net income for the third quarter of 2026 when compared to the third quarter of 2025 was primarily due to an increase in the provision for credit losses of $8.3 million, partially offset by an increase in net interest income of $390 thousand, an increase in non-interest income of $551 thousand, a decrease in non-interest expense of $376 thousand, and a decrease in income tax expense of $1.5 million.

Review of Statements of Financial Condition

Total assets were $2.31 billion at September 30, 2026, an increase of $23.1 million, or 1.01% when compared to $2.29 billion at December 31, 2025. The primary reasons for the increase in total assets were related to increases in investment securities of $60.6 million, and net loans of $35.1 million, partially offset by a decrease in cash and cash equivalents of $77.9 million. The increase in the Company’s net loans consisted of increases of $37.5 million in home equity and consumer loans, $31.2 million in residential mortgages, $21.8 million in commercial and industrial loans, and $12.8 million in construction loans, partially offset by a decrease of $67.7 million in commercial real estate loans.

Total deposits on September 30, 2026, increased $27.5 million, or 1.39%, when compared to December 31, 2025. The increase in the Company’s deposits consisted primarily of increases in money market deposits of $96.4 million and non-interest checking deposits of $23.1 million, partially offset by decreases in certificates of deposit of $87.5 million, interest-bearing checking deposits of $2.9 million, and savings deposits of $1.5 million. On balance sheet liquidity remains strong at September 30, 2026.

Total stockholders’ equity at September 30, 2026, decreased $274 thousand, or 0.10% when compared to December 31, 2025. The decrease was primarily due to an increase in accumulated other comprehensive loss of $8.6 million driven by unrealized market value declines within the available-for-sale securities portfolio, partially offset by an increase in retained earnings of $7.3 million (which consisted of $14.3 million in net income, partially offset by $7.0 million of cash dividends recorded during the period), and an increase in paid-in capital from the exercise of stock options of $1.3 million. The ratio of equity to total assets at September30, 2026, and at December 31, 2025, was 11.7% and 11.8%, respectively.

Asset Quality

At September 30, 2026, non-performing assets totaled $8.2 million, a decrease of $8.3 million when compared to the amount at December 31, 2025, which is primarily attributed to the write down of two commercial real estate loans during the third quarter of 2026.

Review of Quarterly and Nine-Month Financial Results

Net interest income was $20.0 million for the third quarter of 2026, a decrease of $31 thousand over the second quarter of 2026, and an increase of $390 thousand compared to the third quarter of 2025. Net interest margin for the third quarter of 2026 was 3.75%, a decrease of 11 basis points when compared to the second quarter of 2026, and a decrease of 2 basis points when compared to the third quarter of 2025. The decrease in net interest income when compared with the second quarter of 2026 was primarily related to an increase in interest expense of $362 thousand, or 3.1%, partially offset by an increase in interest income of $331 thousand, or 1.0%. The increase in net interest income when compared with the third quarter of 2025 was primarily due to a $1.1 million decrease in interest expense, partially offset by a decrease in interest income of $758 thousand. When comparing the third quarter of 2026 and the third quarter of 2025 periods, the decrease in interest expense and the decrease in net interest margin were primarily associated with a increase in total interest-bearing deposits of $21.7 million, partially offset by a decrease in the Company’s cost of funds of 28 basis points. The decrease in interest income for the third quarter of 2026 when compared to the third quarter of 2025 was due to a 30-basis point decrease in the yield on interest-earning assets, partially offset by an increase of $54.1 million in average interest-earning assets (caused mostly by a $36.1 million increase in the average balance of total securities, and a $39.5 million increase in the average balance of other interest-earning assets, partially offset by a $21.5 million reduction in the average balance of loans).

The Company recorded a provision for credit losses of $7.6 million during the third quarter of 2026, which consisted of a $7.7 million increase recorded to the allowance of credit losses on loans, and a $69 thousand decrease to the provision for credit losses related to unfunded commitments, which are recorded in other liabilities on the Company’s statements of financial condition. The current quarter's provision for credit losses recorded on the Company’s statements of income was $8.0 million greater than the reversal of credit losses for the second quarter of 2026, and was $8.3 million higher when compared to the reversal of credit losses for the third quarter of 2025. The coverage ratio of the allowance for credit losses to period end loans was 1.05% at September 30, 2026, and 1.12% at December 31, 2025.

Total non-interest income of $2.5 million for the third quarter of 2026 increased $23 thousand or 0.9% when compared to the second quarter of 2026 and increased $551 thousand or 28.9% when compared to the third quarter of 2025. The increase in the third quarter of 2026 when compared to the second quarter of 2026 was due to an increase in other non-interest income of $402 thousand and minor other increases, partially offset by a decrease of $400 thousand in loan fees. The increase over the prior year’s third quarter was primarily due to an increase in other non-interest income of $896 thousand, partially offset by a decrease in loan fees of $418 thousand.

Total non-interest expense of $13.5 million for the third quarter of 2026 decreased $105 thousand, or 0.8%, when compared to the second quarter of 2026. This decrease over the prior quarter was primarily due to decreases in salaries and employee benefits expense of $494 thousand, in professional fees of $188 thousand, in data processing and communications expenses of $159 thousand, and in other non-interest expense of $150 thousand, partially offset by an increase in occupancy and equipment of $957 thousand, of which $900 thousand is related to the asset write down associated with the future retail consolidation. Total non-interest expense for the third quarter of 2026 decreased $376 thousand or 2.7% when compared to the third quarter of 2025. This decrease was primarily related to decreases in salaries and employee benefits expense of $434 thousand, in data processing and communications expenses of $286 thousand, in professional fees of $281 thousand, and in other non-interest expense of $221 thousand, partially offset by an increase in occupancy and equipment expense of $1.1 million.

For the quarter ended September 30, 2026, the Company recorded an income tax expense of $268 thousand, resulting in an effective tax rate of 20.8%, compared to an income tax expense of $2.1 million resulting in an effective tax rate of 22.9% for the quarter ended June 30, 2026 and compared to an income tax expense of $1.8 million, resulting in an effective tax rate of 21.9% for the quarter ended September 30, 2025.

For the nine-month period ended September 30, 2026, the Company recorded net income of $14.3 million, or $2.10 per diluted common share, compared to $12.5 million, or $1.82 per diluted common share, for the same period in 2025. The increase in net income was primarily due to an increase in net interest income of $1.7 million, an increase in non-interest income of $1.0 million, and a decrease in non-interest expense of $616 thousand, partially offset by an increase of $579 thousand in the provision for credit losses, and an increase in income tax expense of $958 thousand, when compared to the prior year period.

About Princeton Bancorp, Inc. and The Bank of Princeton

Princeton Bancorp, Inc. is the holding company for The Bank of Princeton, a community bank founded in 2007. The Bank is a New Jersey state-chartered commercial bank with 29 branches in New Jersey, including three in Princeton and others in Bordentown, Browns Mills, Burlington, Chesterfield, Cherry Hill, Cranbury, Cream Ridge, Deptford, Fort Lee, Hamilton, Kingston, Lakewood, Lambertville, Lawrenceville, Medford, Monroe, Moorestown, New Brunswick, Palisades Park, Pennington, Piscataway, Princeton Junction, Quakerbridge, Sicklerville, Voorhees, and Woodbury. There are also five branches in the Philadelphia, Pennsylvania area and two in the New York City metropolitan area. The Bank of Princeton is a member of the Federal Deposit Insurance Corporation.

Forward-Looking Statements

The Company may from time to time make written or oral “forward-looking statements,” including statements contained in the Company’s filings with the Securities and Exchange Commission, in its reports to shareholders and in other communications by the Company (including this press release), which are made in good faith by the Company pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended.

These forward-looking statements involve risks and uncertainties, such as statements of the Company’s plans, objectives, expectations, estimates and intentions that are subject to change based on various important factors (some of which are beyond the Company’s control). The most significant factors that could cause future results to differ materially from those anticipated by our forward-looking statements include the global impact of foreign military conflicts in Iran, the Middle East and elsewhere, and the impact of future Federal budget stalemates in Congress, higher tariffs imposed by the Trump administration, higher inflation levels, and general economic and recessionary concerns, all of which could impact economic growth and could cause an increase in loan delinquencies, a reduction in financial transactions and business activities including decreased deposits and reduced loan originations, difficulties in managing liquidity in a rapidly changing and unpredictable market, and supply chain disruptions. Other factors that could cause actual results to differ materially from those indicated by forward-looking statements include, but are not limited to, the following factors: the impact of any future pandemics or other natural disasters; civil unrest, rioting, acts or threats of terrorism, or actions taken by the local, state and Federal governments in response to such events, which could impact business and economic conditions in our market area; the strength of the United States economy in general and the strength of the local economies in which the Company and Bank conduct operations; the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; market and monetary fluctuations; market volatility; the value of the Bank’s products and services as perceived by actual and prospective customers, including the features, pricing and quality compared to competitors’ products and services; the willingness of customers to substitute competitors’ products and services for the Bank’s products and services; credit risk associated with the Bank’s lending activities; risks relating to the real estate market and the Bank’s real estate collateral; the impact of changes in applicable laws and regulations and requirements arising out of our supervision by banking regulators; other regulatory requirements applicable to the Company and the Bank; the timing and nature of the regulatory response to any applications filed by the Company and the Bank; developments in technology, such as artificial intelligence, and our ability to incorporate innovative technologies in our business and provide products and services that satisfy our customers' expectations for convenience and security; other acquisitions; changes in consumer spending and saving habits; those risks under the heading “Risk Factors” set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025; and the success of the Company at managing the risks involved in the foregoing.

The Company cautions that the foregoing list of important factors is not exclusive. The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company, except as required by applicable law or regulation.

Princeton Bancorp, Inc.

Consolidated Statements of Financial Condition

(Unaudited)

(Dollars in thousands, except per share data)

				September 30, 2026 vs		September 30, 2026 vs
	September 30,	December 31,	September 30,	December 31, 2025		September 30, 2025
	2026	2025	2025	$ Change	% Change	$ Change	% Change
ASSETS
Cash and cash equivalents	$57,821	$135,686	$72,892	$(77,865)	(57.39)%	$(15,071)	(20.68)%
Securities available-for-sale- taxable	208,034	142,817	170,011	65,217	45.66%	38,023	22.37%
Securities available-for-sale- tax-exempt	35,164	39,752	39,917	(4,588)	(11.54)%	(4,753)	(11.91)%
Securities held-to-maturity	147	153	155	(6)	(3.92)%	(8)	(5.16)%
Loans receivable, net of deferred loan fees	1,851,537	1,816,416	1,793,787	35,121	1.93%	57,750	3.22%
Allowance for credit losses on loans	(19,365)	(20,325)	(20,441)	960	(4.72)%	1,076	(5.26)%
Goodwill	14,381	14,381	14,381	—	—	—	—
Core deposit intangible	2,222	2,776	2,976	(554)	(19.96)%	(754)	(25.34)%
Other assets	158,339	153,491	155,412	4,848	3.16%	2,927	1.88%
TOTAL ASSETS	$2,308,280	$2,285,147	$2,229,090	$23,133	1.01%	$79,190	3.55%
LIABILITIES
Non-interest checking	$309,100	$286,013	$294,333	$23,087	8.07%	$14,767	5.02%
Interest checking	330,637	333,533	294,236	(2,896)	(0.87)%	36,401	12.37%
Savings	166,211	167,735	167,968	(1,524)	(0.91)%	(1,757)	(1.05)%
Money market	560,605	464,205	465,194	96,400	20.77%	95,411	20.51%
Time deposits over $250,000	260,925	256,929	226,666	3,996	1.56%	34,259	15.11%
Other time deposits	376,246	467,778	480,188	(91,532)	(19.57)%	(103,942)	(21.65)%
Total deposits	2,003,724	1,976,193	1,928,585	27,531	1.39%	75,139	3.90%
Borrowings	—	—	—	—	N/A	—	N/A
Other liabilities	34,118	38,242	33,898	(4,124)	(10.78)%	220	0.65%
TOTAL LIABILITIES	2,037,842	2,014,435	1,962,483	23,407	1.16%	75,359	3.84%
STOCKHOLDERS’ EQUITY
Paid-in capital	124,283	122,954	122,559	1,329	1.08%	1,724	1.41%
Treasury stock	(9,034)	(8,707)	(8,403)	(327)	3.76%	(631)	7.51%
Retained earnings	169,058	161,730	158,081	7,328	4.53%	10,977	6.94%
Accumulated other comprehensive income (loss)	(13,869)	(5,265)	(5,630)	(8,604)	163.42%	(8,239)	146.34%
TOTAL STOCKHOLDERS’ EQUITY	270,438	270,712	266,607	(274)	(0.10)%	3,831	1.44%
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,308,280	$2,285,147	$2,229,090	23,133	1.01%	79,190	3.55%
Book value per common share	$39.69	$40.01	$39.36	$(0.32)	(0.80)%	$0.33	0.84%
Tangible book value per common share [1]	$37.25	$37.48	$36.80	$(0.23)	(0.61)%	$0.45	1.22%

1
Tangible book value per common share is a non-GAAP measure.

For more information, see “Supplemental Information - Non-GAAP Financial Measures (Unaudited)” below.

Princeton Bancorp, Inc.

Loan and Deposit Tables

(Unaudited)

The components of loans receivable, net at September 30, 2026 and December 31, 2025 were as follows:

	September 30,	December 31,
	2026	2025
	(In thousands)
Commercial real estate	$1,275,814	$1,343,531
Commercial and industrial	98,357	76,557
Construction	222,304	209,483
Residential first-lien mortgages	195,044	163,813
Home equity / consumer	62,816	25,359
Total loans	1,854,335	1,818,743
Deferred fees and costs	(2,798)	(2,327)
Allowance for credit losses on loans	(19,365)	(20,325)
Loans, net	$1,832,172	$1,796,091

The components of deposits at September 30, 2026 and December 31, 2025 were as follows:

	September 30,	December 31,
	2026	2025
	(In thousands)
Non-interest checking	$309,100	$286,013
Interest checking	330,637	333,533
Savings	166,211	167,735
Money market	560,605	464,205
Time deposits	637,171	724,707
Total deposits	$2,003,724	$1,976,193

Princeton Bancorp, Inc.

Consolidated Statements of Income

(Unaudited)

(Amounts in thousands except per share data)

	Three Months Ended September 30,
	2026	2025	$ Change	% Change
Interest and dividend income
Loans and fees	$28,643	$29,927	$(1,284)	(4.3)%
Available-for-sale debt securities:
Taxable	2,442	2,214	228	10.3%
Tax-exempt	255	278	(23)	(8.3)%
Held-to-maturity debt securities	2	2	—	—
Other interest and dividend income	645	324	321	99.1%
Total interest and dividends	31,987	32,745	(758)	(2.3)%
Interest expense
Deposits	11,978	13,081	(1,103)	(8.4)%
Borrowings	—	45	(45)	(100.0)%
Total interest expense	11,978	13,126	(1,148)	(8.7)%
Net interest income	20,009	19,619	390	2.0%
Provision for (reversal of) credit losses	7,640	(672)	8,312	(1236.9)%
Net interest income after provision for (reversal of) credit losses	12,369	20,291	(7,922)	(39.0)%
Non-interest income
Income from bank-owned life insurance	525	506	19	3.8%
Fees and service charges	609	555	54	9.7%
Loan fees, including prepayment penalties	508	926	(418)	(45.1)%
Other	817	(79)	896	(1134.2)%
Total non-interest income	2,459	1,908	551	28.9%
Non-interest expense
Salaries and employee benefits	6,659	7,093	(434)	(6.1)%
Occupancy and equipment	3,209	2,146	1,063	49.5%
Professional fees	786	1,067	(281)	(26.3)%
Data processing and communications	1,422	1,708	(286)	(16.7)%
Federal deposit insurance	250	370	(120)	(32.4)%
Advertising and promotion	154	212	(58)	(27.4)%
Office	111	113	(2)	(1.8)%
Core deposit intangible	172	209	(37)	(17.7)%
Other	778	999	(221)	(22.1)%
Total non-interest expense	13,541	13,917	(376)	(2.7)%
Income before income tax expense	1,287	8,282	(6,995)	(84.5)%
Income tax expense	268	1,816	(1,548)	(85.2)%
Net income	$1,019	$6,466	$(5,447)	(84.2)%
Net income per common share - basic	$0.15	$0.96	$(0.81)	(84.4)%
Net income per common share - diluted	$0.15	$0.95	$(0.81)	(84.4)%
Weighted average shares outstanding - basic	6,814	6,759	55	0.8%
Weighted average shares outstanding - diluted	6,842	6,778	64	1.0%

Princeton Bancorp, Inc.

Consolidated Statements of Income (Current Quarter vs Prior Quarter)

(Unaudited)

(Amounts in thousands, except per share data)

	Three Months Ended
	September 30,	June 30,
	2026	2026	$ Change	% Change
Interest and dividend income
Loans and fees	$28,643	$28,681	$(38)	(0.1)%
Available-for-sale debt securities:
Taxable	2,442	1,832	610	33.3%
Tax-exempt	255	264	(9)	(3.4)%
Held-to-maturity debt securities	2	2	—	0.0%
Other interest and dividend income	645	877	(232)	(26.5)%
Total interest and dividends	31,987	31,656	331	1.0%
Interest expense
Deposits	11,978	11,616	362	3.1%
Borrowings	—	—	—	N/A
Total interest expense	11,978	11,616	362	3.1%
Net interest income	20,009	20,040	(31)	(0.2)%
Provision for (reversal of) credit losses	7,640	(353)	7,993	(2264.3)%
Net interest income after provision for (reversal of) credit losses	12,369	20,393	(8,024)	(39.3)%
Non-interest income
Income from bank-owned life insurance	525	516	9	1.7%
Fees and service charges	609	597	12	2.0%
Loan fees, including prepayment penalties	508	908	(400)	(44.1)%
Other	817	415	402	96.9%
Total non-interest income	2,459	2,436	23	0.9%
Non-interest expense
Salaries and employee benefits	6,659	7,153	(494)	(6.9)%
Occupancy and equipment	3,209	2,252	957	42.5%
Professional fees	786	974	(188)	(19.3)%
Data processing and communications	1,422	1,581	(159)	(10.1)%
Federal deposit insurance	250	300	(50)	(16.7)%
Advertising and promotion	154	136	18	13.2%
Office	111	136	(25)	(18.4)%
Core deposit intangible	172	186	(14)	(7.5)%
Other	778	928	(150)	(16.2)%
Total non-interest expense	13,541	13,646	(105)	(0.8)%
Income before income tax expense	1,287	9,183	(7,896)	(86.0)%
Income tax expense	268	2,102	(1,834)	(87.3)%
Net income	$1,019	$7,081	$(6,062)	(85.6)%
Net income per common share - basic	$0.15	$1.04	$(0.89)	(85.6)%
Net income per common share - diluted	$0.15	$1.04	$(0.89)	(85.6)%
Weighted average shares outstanding - basic	6,814	6,812	2	0.0%
Weighted average shares outstanding - diluted	6,842	6,823	19	0.3%

Princeton Bancorp, Inc.

Consolidated Statements of Income

(Unaudited)

(Amounts in thousands, except per share data)

	Nine Months Ended
	September 30,
	2026	2025	$ Change	% Change
Interest and dividend income
Loans and fees	$85,390	$89,171	$(3,781)	(4.2)%
Available-for-sale debt securities:
Taxable	5,793	7,128	(1,335)	(18.7)%
Tax-exempt	793	841	(48)	(5.7)%
Held-to-maturity debt securities	6	6	—	—
Other interest and dividend income	2,732	1,650	1,082	65.6%
Total interest and dividends	94,714	98,796	(4,082)	(4.1)%
Interest expense
Deposits	35,807	41,552	(5,745)	(13.8)%
Borrowings	—	58	(58)	(100.0)%
Total interest expense	35,807	41,610	(5,803)	(13.9)%
Net interest income	58,907	57,186	1,721	3.0%
Provision for credit losses	7,131	6,552	579	8.8%
Net interest income after provision for credit losses	51,776	50,634	1,142	2.3%
Non-interest income
Income from bank-owned life insurance	1,548	1,471	77	5.2%
Fees and service charges	1,786	1,617	169	10.5%
Loan fees, including prepayment penalties	1,944	2,304	(360)	(15.6)%
Other	2,068	957	1,111	116.1%
Total non-interest income	7,346	6,349	997	15.7%
Non-interest expense
Salaries and employee benefits	20,837	21,358	(521)	(2.4)%
Occupancy and equipment	7,853	6,578	1,275	19.4%
Professional fees	2,520	2,549	(29)	(1.1)%
Data processing and communications	4,630	4,877	(247)	(5.1)%
Federal deposit insurance	850	1,318	(468)	(35.5)%
Advertising and promotion	465	535	(70)	(13.1)%
Office	378	461	(83)	(18.0)%
Other real estate owned	—	27	(27)	(100.0)%
Core deposit intangible	554	656	(102)	(15.5)%
Other	2,515	2,859	(344)	(12.0)%
Total non-interest expense	40,602	41,218	(616)	(1.5)%
Income before income tax expense	18,520	15,765	2,755	17.5%
Income tax expense	4,191	3,233	958	29.6%
Net income	$14,329	$12,532	$1,797	14.3%
Net income per common share - basic	$2.11	$1.83	$0.28	15.3%
Net income per common share - diluted	$2.10	$1.82	$0.28	15.4%
Weighted average shares outstanding - basic	6,805	6,849	(44)	(0.6)%
Weighted average shares outstanding - diluted	6,824	6,884	(60)	(0.9)%

Princeton Bancorp, Inc.

Consolidated Average Statement of Financial Condition

(Unaudited)

(Dollars in thousands)

	For the Three Months Ended September 30,
	2026		2025		Change in	Change in
	Average Balance	Yield/ Rate	Average Balance	Yield/ Rate	Average Balance	Yield/ Rate
Earning assets
Loans	$1,796,026	6.33%	$1,817,551	6.53%	$(21,525)	(0.20)%
Securities
Taxable available-for-sale	216,994	4.50%	178,947	4.95%	38,047	(0.45)%
Tax-exempt available-for-sale	37,282	2.74%	39,269	2.83%	(1,987)	(0.09)%
Held-to-maturity	148	5.33%	156	5.33%	(8)	—
Total Securities	254,424	4.24%	218,372	4.57%	36,052	(0.33)%
Other interest earning assets
Federal funds sold	6,845	3.70%	15,911	4.33%	(9,066)	(0.63)%
Other interest-earning assets	60,755	3.79%	12,156	4.92%	48,599	(1.13)%
Other interest-earning assets	67,600	3.78%	28,067	4.58%	39,533	(0.80)%
Total interest-earning assets	2,118,050	5.99%	2,063,990	6.29%	54,060	(0.30)%
Total non-earning assets	168,288		170,260
Total assets	$2,286,338		$2,234,250
Interest-bearing liabilities
Checking	$327,747	2.06%	$297,455	2.06%	$30,292	—
Savings	165,036	2.11%	168,940	2.31%	(3,904)	(0.20)%
Money market	543,871	2.95%	466,459	3.16%	77,412	(0.21)%
Certificates of deposit	620,924	3.42%	702,996	3.86%	(82,072)	(0.44)%
Total interest-bearing deposits	1,657,578	2.87%	1,635,850	3.17%	21,728	(0.30)%
Borrowings	—	N/A	3,749	4.72%	(3,749)	N/A
Total interest-bearing liabilities	1,657,578	2.87%	1,639,599	3.18%	17,979	(0.31)%
Non interest-bearing deposits	312,057		294,652
Total cost of funds	1,969,635	2.41%	1,934,251	2.69%	35,384	(0.28)%
Other liabilitites	36,811		36,911
Stockholders’ equity	279,892		263,088
Total liabilities and stockholders’ equity	$2,286,338		$2,234,250
Net interest spread		3.12%		3.11%
Net interest margin		3.75%		3.77%
Net interest margin (FTE) [1,2]		3.79%		3.81%

1
Includes federal and state tax effect of tax-exempt securities and loans.
2
This is a non-GAAP financial measure. For more information, see “Supplemental Information - Non-GAAP Financial Measures (Unaudited)” below.

Princeton Bancorp, Inc.

Consolidated Average Statement of Financial Condition

(Unaudited)

(Dollars in thousands)

	For the Nine Months Ended September 30,
	2026		2025		Change in	Change in
	Average Balance	Yield/ Rate	Average Balance	Yield/ Rate	Average Balance	Yield/ Rate
Earning assets
Loans	$1,797,233	6.35%	$1,838,179	6.49%	$(40,946)	(0.14)%
Securities
Taxable available-for-sale	168,767	4.58%	192,605	4.93%	(23,838)	(0.35)%
Tax-exempt available-for-sale	38,704	2.73%	39,421	2.84%	(717)	(0.11)%
Held-to-maturity	150	5.33%	158	5.33%	(8)	—
Total Securities	207,621	4.23%	232,184	4.58%	(24,563)	(0.35)%
Other interest earning assets
Federal funds sold	27,800	3.72%	34,339	4.41%	(6,539)	(0.69)%
Other interest-earning assets	69,037	3.80%	14,311	4.85%	54,726	(1.05)%
Other interest-earning assets	96,837	3.77%	48,650	4.54%	48,187	(0.77)%
Total interest-earning assets	2,101,691	6.03%	2,119,013	6.23%	(17,322)	(0.20)%
Total non-earning assets	166,742		169,000
Total assets	$2,268,433		$2,288,013
Interest-bearing liabilities
Checking	$326,954	2.04%	$312,254	2.00%	$14,700	0.04%
Savings	166,509	2.10%	170,320	2.28%	(3,811)	(0.18)%
Money market	503,435	2.93%	469,202	3.13%	34,233	(0.20)%
Certificates of deposit	655,031	3.50%	738,673	4.16%	(83,642)	(0.66)%
Total interest-bearing deposits	1,651,929	2.90%	1,690,449	3.29%	(38,520)	(0.39)%
Borrowings	—	N/A	1,687	4.59%	(1,687)	N/A
Total interest-bearing liabilities	1,651,929	2.90%	1,692,136	3.29%	(40,207)	(0.39)%
Non interest-bearing deposits	302,464		290,281
Total cost of funds	1,954,393	2.45%	1,982,417	2.80%	(28,024)	(0.35)%
Other liabilities	38,055		41,599
Stockholders’ equity	275,985		263,997
Total liabilities and stockholders’ equity	$2,268,433		$2,288,013
Net interest spread		3.13%		2.94%
Net interest margin		3.75%		3.61%
Net interest margin (FTE) [1,2]		3.79%		3.65%

1
Includes federal and state tax effect of tax-exempt securities and loans.
2
This is a non-GAAP financial measure. For more information, see “Supplemental Information - Non-GAAP Financial Measures (Unaudited)” below.

Princeton Bancorp, Inc.

Consolidated Average Statement of Financial Condition

(Unaudited)

(Dollars in thousands)

	For the Three Months Ended
	September 30, 2026		June 30, 2026		Change in	Change in
	Average Balance	Yield/ Rate	Average Balance	Yield/ Rate	Average Balance	Yield/ Rate
Earning assets
Loans	$1,796,026	6.33%	$1,795,516	6.41%	$510	(0.08)%
Securities
Taxable available-for-sale	216,994	4.50%	155,641	4.71%	61,353	(0.21)%
Tax-exempt available-for-sale	37,282	2.74%	38,806	2.72%	(1,524)	0.02%
Held-to-maturity	148	5.33%	150	5.33%	(2)	—
Total Securities	254,424	4.24%	194,597	4.31%	59,827	(0.07)%
Other interest earning assets
Federal funds sold	6,845	3.70%	8,817	3.66%	(1,972)	0.04%
Other interest-earning assets	60,755	3.79%	83,676	3.82%	(22,921)	(0.03)%
Other interest-earning assets	67,600	3.78%	92,493	3.80%	(24,893)	(0.02)%
Total interest-earning assets	2,118,050	5.99%	2,082,606	6.10%	35,444	(0.11)%
Total non-earning assets	168,288		167,339
Total assets	$2,286,338		$2,249,945
Interest-bearing liabilities
Checking	$327,747	2.06%	$323,266	2.04%	$4,481	0.02%
Savings	165,036	2.11%	165,712	2.07%	(676)	0.04%
Money market	543,871	2.95%	495,284	2.92%	48,587	0.03%
Certificates of deposit	620,924	3.42%	644,658	3.43%	(23,734)	(0.01)%
Total interest-bearing deposits	1,657,578	2.87%	1,628,920	2.86%	28,658	0.01%
Borrowings	—	N/A	—	N/A	—	N/A
Total interest-bearing liabilities	1,657,578	2.87%	1,628,920	2.86%	28,658	0.01%
Non interest-bearing deposits	312,057		306,096
Total cost of funds	1,969,635	2.41%	1,935,016	2.41%	34,619	—
Other liabilities	36,811		39,252
Stockholders’ equity	279,892		275,677
Total liabilities and stockholders’ equity	$2,286,338		$2,249,945
Net interest spread		3.12%		3.24%
Net interest margin		3.75%		3.86%
Net interest margin (FTE) [1,2]		3.79%		3.90%

1
Includes federal and state tax effect of tax-exempt securities and loans.
2
This is a non-GAAP financial measure. For more information, see “Supplemental Information - Non-GAAP Financial Measures (Unaudited)” below.

Princeton Bancorp, Inc.

Quarterly Financial Highlights

(Unaudited)

	2026	2026	2026	2025	2025
	September	June	March	December	September
Return on average assets	0.18%	1.26%	1.11%	1.06%	1.15%
Return on average equity	1.44%	10.30%	9.28%	9.00%	9.75%
Return on average tangible equity[1]	1.54%	10.97%	9.90%	9.62%	10.45%
Net interest margin	3.75%	3.86%	3.63%	3.51%	3.77%
Net interest margin (FTE)[1]	3.79%	3.90%	3.67%	3.54%	3.81%
Adjusted efficiency ratio[1]	59.50%	59.89%	62.03%	60.38%	63.68%
COMMON STOCK DATA
Market value at period end	$42.92	$37.95	$33.77	$34.69	$31.84
Market range:
High	$43.88	$38.35	$37.84	$36.69	$34.84
Low	$37.13	$34.04	$32.98	$29.75	$29.95
Book value per common share at period end	$39.69	$41.09	$40.26	$40.01	$39.48
Tangible book value per common share[1]	$37.25	$38.62	$37.76	$37.48	$36.80
Shares of common stock outstanding (in thousands)	6,814	6,813	6,796	6,766	6,773
CAPITAL RATIOS
Total capital (to risk-weighted assets)[2]	14.10%	14.67%	13.98%	14.01%	13.78%
Tier 1 capital (to risk-weighted assets)[2]	13.10%	13.60%	12.93%	12.95%	12.73%
Tier 1 capital (to average assets)[2]	11.47%	11.69%	11.35%	11.12%	11.15%
Equity to assets	11.72%	12.44%	12.14%	11.86%	11.96%
Tangible equity to tangible assets[1]	11.08%	11.78%	11.47%	11.18%	11.27%
CREDIT QUALITY DATA (Dollars in thousands)
Net charge-offs (recoveries)	$8,307	$(244)	$1	$235	$(86)
Annualized net charge-offs (recoveries) to average loans	1.85%	(0.05)%	0.00%	(0.00)%	(0.02)%
Nonperforming loans	$8,216	$16,320	$16,478	$16,529	$16,710
Other real estate owned	—	—	—	—	—
Total nonperforming assets	$8,216	$16,320	$16,478	$16,529	$16,710
Allowance for credit losses as a percent of:
Period-end loans, net of deferred fees and costs	1.05%	1.13%	1.10%	1.12%	1.14%
Nonperforming loans	235.70%	122.22%	121.58%	122.97%	122.33%
Nonperforming assets	235.70%	122.22%	121.58%	122.97%	122.33%
Nonaccrual loans as a percent of total loans, net of deferred fees and costs	0.44%	0.92%	0.91%	0.91%	0.93%

1
This is a non-GAAP financial measure. For more information, see “Supplemental Information - Non-GAAP Financial Measures (Unaudited)” below.
2
Capital ratios presented herein are derived from the Call Report of The Bank of Princeton

Princeton Bancorp, Inc

Supplemental Information – Non-GAAP Financial Measures

(Unaudited)

This press release contains certain supplemental financial information, described in the table below, which has been determined by methods other than U.S. Generally Accepted Accounting Principles (“GAAP”) that management uses in its analysis of its performance. These non-GAAP financial measures are “tangible book value per common share,” “return on average tangible equity,” “efficiency ratio,” “adjusted efficiency ratio,” “tangible equity to tangible assets,” and “net interest margin on a fully taxable equivalent.” For the purpose of calculating return on average tangible equity, net income for such period is annualized and divided by average tangible equity during such period. Average tangible equity equals average shareholders’ equity during the applicable period less average goodwill and other intangible assets during the applicable period. For the purpose of calculating tangible equity to tangible assets, tangible equity is divided by tangible assets. Tangible equity equals total shareholders’ equity less goodwill and other intangible assets, in each case at period end. Tangible assets equal total assets less goodwill and other intangible assets, in each case at period end. For the purpose of calculating tangible book value per common share, tangible equity is divided by the number of common shares outstanding, in each case at period end. For the purpose of calculating efficiency ratio, total operating expense is divided by total revenue for the period. For the purpose of calculating adjusted efficiency ratio, total operating expense minus core deposit intangible amortization is divided by total revenue for the period. For the purpose of calculating net interest margin on a fully taxable equivalent, fully taxable equivalent adjustments are added to net interest income for the period, net interest income fully taxable equivalent for such period is annualized and divided by average interest earning assets during such period.

Management believes that these non-GAAP financial measures provide valuable insights into understanding our financial results by excluding certain items that can distort our core business results. This allows investors to better understand our ongoing operations and assess our future potential, while still being transparent about the adjustments made to arrive at these non-GAAP figures. These non-GAAP measures should not be considered a substitute for GAAP basis measures and results and the Company strongly encourages investors to review its consolidated financial statements in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

In addition to the items noted above, defined footnotes are included in the Supplemental Information – Non-GAAP Financial Measures table below. Income annualized is calculated using income for the period divided by the number of days in the period, then multiplied by total days in the year. Average equity is calculated using the sum of daily equity balance for the period, divided by the number of days in the period. Fully taxable equivalent adjustment is calculated using tax exempt loan income plus tax exempt securities income for the period, multiplied by a tax rate of 28%.

Princeton Bancorp, Inc.

Supplemental Information - Non-GAAP Financial Measures

(Unaudited)

(Dollars in thousands)

	Three months ended
	2026	2026	2026	2025	2025
	September	June	March	December	September
Net income (annualized)[1]	$4,043	$28,402	$25,262	$24,122	$25,653
Average equity[2]	279,892	275,677	272,318	267,971	263,088
Less: average intangible assets[3]	(16,709)	(16,890)	(17,084)	(17,280)	(17,493)
Average Tangible Equity	$263,183	$258,787	$255,234	$250,691	$245,595
Return on average tangible equity	1.54%	10.97%	9.90%	9.62%	10.45%

Net interest income	$20,009	$20,040	$18,858	$18,630	$19,619
Other income	2,459	2,436	2,451	2,119	1,908
Total revenue	22,468	22,476	21,309	20,749	21,527
Non-interest expenses	$13,541	$13,646	$13,415	$12,729	$13,917
Less: core deposit intangible amortization	(172)	(186)	(196)	(200)	(209)
Total operating expenses	$13,369	$13,460	$13,219	$12,529	$13,708
Adjusted efficiency ratio	59.50%	59.89%	62.03%	60.38%	63.68%

Total Assets	$2,308,280	$2,251,012	$2,253,767	$2,285,147	$2,229,090
Less: intangible assets	(16,604)	(16,775)	(16,961)	(17,157)	(17,357)
Tangible assets	$2,291,676	$2,234,237	$2,236,806	$2,267,990	$2,211,733
Stockholders’ equity	$270,438	$279,923	$273,599	$270,712	$266,607
Less: intangible assets	(16,604)	(16,775)	(16,961)	(17,157)	(17,357)
Tangible equity	$253,834	$263,148	$256,638	$253,555	$249,250
Tangible equity to tangible assets	11.08%	11.78%	11.47%	11.18%	11.27%

Tangible equity	$253,834	$263,148	$256,638	$253,555	$249,250
Shares outstanding (in thousands)	6,814	6,813	6,796	6,766	6,773
Tangible book value per share	$37.25	$38.62	$37.76	$37.48	$36.80

1
Income annualized is calculated using income for the period divided by the number of days in the period, then multiplied by total days in the year.
2
Average equity is calculated using the sum of daily equity balance for the period, divided by the number of days in the period.
3
Average intangible assets is calculated using the sum of daily intangible assets balance for the period, divided by the number of days in the period.

	Three months ended
	2026	2026	2026	2025	2025
	September	June	March	December	September
Net interest income	$20,009	$20,040	$18,858	$18,630	$19,619
FTE adjustment[3]	202	203	207	209	211
Net interest income FTE	$20,211	$20,243	$19,065	$18,839	$19,830
Net interest income FTE (annualized)[1]	$80,184	$81,194	$77,318	$74,743	$78,675
Average interest earning assets	2,118,050	2,082,606	2,104,262	2,108,657	2,063,990
Net interest margin FTE	3.79%	3.90%	3.67%	3.54%	3.81%

1
Income annualized is calculated using income for the period divided by the number of days in the period, then multiplied by total days in the year.
3
Fully taxable equivalent adjustment is calculated using tax exempt loan income plus tax exempt securities income for the period, multiplied by a tax rate of 28%.

	Nine Months Ended
	2026	2025
	September	September
Net interest income	$58,907	$57,186
FTE adjustment[3]	611	673
Net interest income FTE	$59,518	$57,859
Net interest income FTE (annualized)[1]	$79,576	$77,357
Average interest earning assets	2,101,691	2,119,013
Net interest margin FTE	3.79%	3.65%

1
Income annualized is calculated using income for the period divided by the number of days in the period, then multiplied by total days in the year.
3
Fully taxable equivalent adjustment is calculated using tax exempt loan income plus tax exempt securities income for the period, multiplied by a tax rate of 28%.